EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 1996 by and between (i)
CARETENDERS HEALTH CORP., a Delaware corporation ("Corporation"), and (ii) WILLIAM B. YARMUTH ("Employee").

RECITALS:

A. Employee is currently employed by the Corporation as its Chairman, President and Chief Executive Officer.

B. The Corporation desires to continue the employment of the Employee, and the Employee desires to continue in the employment of the Corporation.

C. The Employee and the Corporation desire to enter into this Agreement to establish the terms and conditions of the employment relationship between the Employee and the Corporation.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is agreed as follows:

1.   Employment.  The Corporation hereby employs  the
Employee, and the Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2.   Term.  The initial term of the Employee's employment
under this Agreement shall begin as of the date hereof, and shall continue for a period of three years thereafter, unless sooner terminated as hereinafter provided (the "Initial Term"). Upon expiration of the Initial Term, the Employee's employment shall automatically be renewed for successive one-year terms (each a "Renewal Term"). The Initial Term, together with all Renewal Terms, is hereinafter referred to as the "Term".

3.   Position and Duties.

(a) Position.  The Employee shall be the Chairman,
President and Chief Executive Officer of the Corporation. In such capacity, the Employee shall perform all services which are commensurate with such position and which shall be assigned to him from time to time by the Board of Directors of the Corporation. The Employee shall not be requested to perform any activities which are inconsistent with such a position.

(b) Duties. During the Term, the Employee agrees that he shall (i) devote all of his working time to the affairs of the Corporation and shall not engage in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, (ii) perform his duties hereunder diligently and to the best of his ability, (iii) use his best efforts, skills and abilities to promote the Corporation and
(iv) perform all duties that may be required of him by virtue of his position. Notwithstanding the foregoing, the Employee shall be permitted to engage in business endeavors as a passive investor so long as such endeavors are not competitive with the Corporation's business and do not interfere with the performance by the Employee of his responsibilities as an employee of the Corporation.

4.  Base Salary and Bonus.

(a) Base Salary. During the initial one-year period of the Term, the Corporation shall pay the Employee an annual base salary ("Base Salary") equal to $190,000, payable in equal installments over the same pay periods as are generally used by the Corporation for its employees. The Base Salary may be increased each year during the Term by such amount as the Compensation Committee of the Board of Directors shall determine.

(b) Incentive Bonus. In addition to the Base Salary, the Employee shall be entitled to receive an annual performance incentive bonus in an amount not to exceed 35% of the Employee's Base Salary for such year, based upon the achievement of objectives to be established by the Corporation from time to time. Additional bonus payments may be made to the Employee, at the sole discretion of the Compensation Committee of the Board of Directors.

(c) Contract Bonus.  As an additional inducement for the
Employee to enter into this Agreement and continue his employment with the Company under the terms and conditions of this Agreement, the Corporation shall pay the Employee, as a contract bonus, a one-time payment of $60,000 cash. Such payment shall be made to the Employee within 30 days of the effective date of this Agreement.

5. Fringe Benefits. In addition to the Base Salary and performance incentive bonus provided for in Section 4, the Employee shall be entitled to participate in the "employee pension benefit plans" and "employee welfare benefit plans," if any, established by the Corporation from time to time to the ex tent he is eligible, and remains eligible, to participate therein.

6. Expenses. The Corporation shall reimburse the Employee for all expenses reasonably incurred by him in connection with the performance of his duties hereunder. The Employee shall provide the Corporation with reasonable supporting documentation for the expenses submitted for reimbursement.

7. Termination of Agreement. This Agreement may be termi nated prior to the expiration of the Term, and the Term shall cease, as follows:

(a) The Board of Directors of the Corporation dismisses the Employee for "Cause". For purposes of this Agreement, the term
"Cause" shall mean:

          (i) The failure by the Employee to render services to the Corporation in accordance with his obligations under this Agree ment, after demand for substantial performance is delivered by the Corporation, identifying specifically the manner in which the Employee has not substantially performed his duties;

          (ii) The breach by the Employee of any of the material terms of this Agreement which, if curable, is not promptly cured by the Employee after receipt by the Employee of written notice thereof from the Corporation;

          (iii) The commission by the Employee of an act of fraud or embezzlement against the Corporation, dishonesty or any act or omission materially and adversely affecting the Corporation; or

          (iv) The Employee being convicted of a felony.

(b) The Employee dies or becomes "Disabled".  For purposes
of this Agreement, the Employee shall be considered "Disabled" if he is so considered under a disability insurance policy maintained by the Corporation, if any, or, if no such disability insurance policy is in effect, on the date that the Corporation determines, in its sole discretion, but based upon competent medical advice, that the Employee is, or will be, unable by reason of illness or accident to perform his duties hereunder for a continuous period of thirteen (13) weeks.

(c) Either the Corporation or the Employee may terminate this Agreement effective as of the last day of the Initial Term or any Renewal Term by giving written notice of termination to the other party at least 60 days' prior to the intended effective date of termination.

(d) The Corporation may terminate this Agreement at any time by decision of the Board of Directors of the Corporation, notice of which is delivered in writing to the Employee.

8. Severance Benefits. The Employee shall be entitled to severance benefits as follows:

(a) If the Employee's employment with the Corporation is terminated by the Corporation by written notice pursuant to Section c or Section d, the Employee shall be entitled to receive an amount equal to two times the Base Salary earned by the Employee during the one-year period immediately preceding the Employee's termination of employment (or two times the annual Base Salary for the first year of the Initial Term if this Agreement is terminated by the Corporation less than one year from the date hereof). Such amount shall be paid to the Employee in a lump sum within 30 days following the termination of the Employee's employment with the Corporation.

(b) If the Employee's employment with the Corporation is terminated by reason of the Employee's death or the Employee becoming Disabled, the Employee shall be entitled to receive an amount equal to the excess of (i) 200% of the Employee's Base Salary over (ii) the present value (using a discount rate equal to the prime rate of National City Bank, Louisville, Kentucky on the date Employee is determined to be Disabled) of the disability payments to be received by the Employee under any disability insurance policy maintained and paid for by the Corporation, if any, during the first two years in which such payments are to be received. Such amount shall be paid to the Employee (his estate in the event of his death) within 90 days following the date of Employee's death or the date the Employee became Disabled.

(c) If the Employee's employment with the Corporation is terminated for any reason (including Cause) other than death or becoming Disabled following a Change of Control (as hereinafter defined), the Employee shall be entitled to receive an amount equal to 290% of the Employee's Base Salary and bonus payments paid to employee during the one-year period immediately preceding termination (collectively, such Base Salary and incentive bonus is hereinafter referred to as the "Prior Year's Earnings"). Such amount shall be paid to the Employee on the date of the Employee's termination of employment.

For purposes of this Agreement, a Change of Control shall occur upon (i) the acquisition by any person after the date hereof of beneficial ownership of 50% or more of the voting power of the Corporation's outstanding voting stock, (ii) 75% or more of the current members of the Board of Directors of the Corporation ceasing to be members of the Board of Directors unless any replacement director was elected by a vote of either at least 75% of the remaining directors, or of at least 75% of the shares entitled to vote on such replacement, or (iii) approval by the stockholders of the Corporation of (a) a merger or consolidation of the Corporation with another corporation if the stockholders of the Corporation immediately before such vote will not, as a result of such merger or consolidation, own more than 50% of the voting stock of the corporation resulting from such merger or consolidation, or (b) a complete liquidation of the Corporation or sale of all, or substantially all, of the assets of the Corporation. Notwithstanding the foregoing, a Change of Control shall not occur solely because 50% or more of the voting stock of the Corporation is acquired by (i) a trust which is part of an employee benefit plan maintained by the Corporation or its sub sidiaries, or (ii) a corporation which, immediately following such acquisition, is owned directly or indirectly by the stock holders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

9.  Parachute Payments.

(a) Notwithstanding anything herein to the contrary, in the
event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Employee (excluding any additional payments required pursuant to this Paragraph 9) would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment ("Gross-Up Payment") for the purpose of assuring that he receive all compensation to which the Excise Tax applies absolutely net of such Excise Tax. The Gross-Up Payment will be in an amount such that after payment by the Employee of all income taxes and the Excise Tax imposed upon the Gross-Up Payment, the Employee will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such payments.

(b) The Employee hereby agrees to notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require payment by the Corporation of the Gross-Up Payment within ten days after the Employee is informed in writing of such claim. Defense of the claim will be solely the
responsibility  of  the  Corporation and  at  its  expense.   The
Employee hereby agrees to cooperate fully in such effort, but at no out-of-pocket expense to him.

(c) Subject to the foregoing, all determinations required to be made regarding whether and when a Gross-Up Payment is required under the Terms of this Agreement shall be made by the firm of certified public accountants then regularly serving the Corporation. Such accounting firm shall provide detailed support ing calculations both to the Corporation and the Employee within 15 days after its determination that a Gross-Up Payment is required. All fees and expenses of the accounting firm shall be borne solely by the Corporation. Any Gross-Up Payment shall be paid by the Corporation to the Employee within five days after receipt by the Corporation of the accounting firm's determination and supporting calculations.

10. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respec tive businesses, which shall have been obtained by the Employee during the Employee's employment by the Corporation or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or his representa tives in violation of this Agreement). After termination of the Employee's employment with the Corporation, the Employee shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Paragraph 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

11.  Non-Competition Covenants.

(a) For a period of two years following the termination of the Employee's employment with the Corporation, regardless of the reason for such termination (the "Non-Competition Period"), the Employee shall not, within any county (of any state) in which the Corporation conducts business as of the date of termination or any county (of any state) in which the Corporation has, as of the date of termination, a bona fide plan to begin conducting business prior to the expiration of the Non-Competition Period (collectively, the "Territory"):

          (i) directly or indirectly enter into the employ of, or render any services to, or act in concert with, any person, partnership, corporation or other entity engaged in the business of home health care or adult day care or in any business that the Corporation may be conducting or planning or developing on the date of the Employee's cessation of employment with the Corpora tion (a "Competitive Business");

          (ii) engage in any such Competitive Business or render any such service on his own account; or

          (iii) become interested in any Competitive Business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, consultant or in any other relationship or capacity.

(b) Notwithstanding anything in the foregoing to the contrary, the purchase or holding by the Employee of less than five percent of the outstanding securities of a publicly traded enterprise engaged in a Competitive Business shall not be deemed violative of the foregoing non-competition covenants.

(c) The running of the Non-Competition Period shall be tolled for any period of time during which the Employee is in breach of any restrictive covenant contained in Section a.

12. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and be personally delivered against a written receipt, delivered to a reputable messenger service (such as Federal Express, DHL Courier, United Parcel Service, etc.) for overnight delivery, transmitted by confirmed telephonic transmission (Fax) or transmitted by regis tered, certified or express mail, return receipt requested, postage prepaid, addressed to the residence of the Employee as shown on the Corporation's records, or the principal place of business of the Corporation, respectively. All notices shall be effective and shall be deemed given upon being personally delivered against a written receipt, when delivered to a reputable messenger service, upon transmission of a confirmed fax or upon being deposited in the United States mail in the manner provided in this Paragraph 11.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

14. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

15. Amendment. This Agreement may not be amended orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

16. Assignment. The rights and obligations of the Employee under this Agreement are personal and may not be assigned or delegated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              CARETENDERS HEALTH CORP.


                              By:
                                        C. Steven Guenthner,
                                        Senior Vice President and
                                        Chief Financial Officer

                                            ("Corporation")




                              WILLIAM B. YARMUTH

                                             ("Employee")